EXHIBIT EX-3.(I)

                            ARTICLE OF INCORPORATION
                               (Pursuant to NRS 78)
                                      OF

                             FAR WEST GROUP, INC.

                                 * * * * * *

          FIRST.         The  name of  the corporation  is Far  West Group,
          Inc.

          SECOND.        The name and address of the Resident Agent is: The
          Corporate Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

          THIRD.         The corporation is authorized to  issue 80,000,000
          shares of common stock with a par value of $.0001, and 20,000,000 shares of preferred stock with a par value of $.0001.

                         The board of directors is hereby authorized to prescribe by resolution the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designations of each of the above class or series of stock.

          FOURTH.         The governing board of this corporation shall  be
          known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

                         The names and addresses of the first board of directors, which shall be three (3) in number, are as follows:

                         Clark P. Vaught          2610 West Verbena Avenue
                                                  Tucson, Arizona 85705

                         Jerry L. Poors           2610 West Verbena Avenue
                                                  Tucson, Arizona 85705

                         Jerry Weiss              2610 West Verbena Avenue
                                                  Tucson, Arizona 85705

          FIFTH.         The name and address of each of the  incorporators
          signing the articles of incorporation are as follows:

          Dinah Castellano                         1025 Vermont Avenue NW
                                                   Washington, DC 20005

          Judy Argao                               1025 Vermont Avenue NW
                                                   Washington, DC 20005


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               WE,   THE  UNDERSIGNED,  being  each  of  the  incorporators
          hereinbefore remand, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada,
          do  make  and  file   these  articles  of  incorporation,  hereby
          declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 2nd day of July, 1996.

          /s/ Dinah Castellano
          Dinal Castellano

          /s/ Judy Argo
          Judy Argao

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